Exhibit 10.7
[MINDSPEED TECHNOLOGIES, INC. LETTERHEAD]
(Date)
(Name)
(Address)

Re:	Mindspeed Director Stock Option Award (Grant Date)
Dear (Name):
As a Non-Employee Director of Mindspeed, you were granted the following stock options:

Grant Date:
Mindspeed Plan:	Directors Stock Plan
Option Type:	Non-Qualified
Option Price:	$
Number of Options:
This Stock Option Award (this “Award”) has been granted pursuant to, and is controlled by: (i) the Mindspeed Technologies, Inc. Directors Stock Plan (the “Plan”); (ii) the Stock Option Terms and Conditions (the “Plan Terms”); and (iii) this Award. This Award may be exercised only upon the terms and conditions of the Plan and the Plan Terms. The Plan and the Plan Terms are incorporated into this Award as if fully set forth herein.
A copy of Mindspeed’s Annual Report on Form 10-K is available for viewing and printing on Mindspeed’s website at www.mindspeed.com.
The options may be exercised, in whole or in part (but only for a whole number of shares) and at one time or from time to time per the vesting schedule set forth in the Plan Terms.
A Statement of Changes in Beneficial Ownership (Form 4) has been timely filed on your behalf with the Securities and Exchange Commission, a copy of which is hereby attached for your records.
If you have any questions regarding this Award, please contact me at (949) 579-___or via email at ___@mindspeed.com or Stock Administration at (949) 579-4525 or via email at stock.admin@mindspeed.com.

MINDSPEED TECHNOLOGIES, INC.